CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                       PANDORA'S GOLDEN BOX



          We, the undersigned, Homer O. Cole III, President, and Cynthia A. Cole, Secretary, of Pandora's Golden Box, a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
          The name of the Corporation is "Cole Computer Corporation."
                                II
          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph II above, the 3,313,633 outstanding shares of the Corporation were forward split on a basis of three for 1, retaining the authorized shares at 50,000,000 and the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation.
                                IV
          The number of shares entitled to vote on the amendment was 3,313,633.
                                V
          The number of shares voted in favor of the amendment was 2,409,000, with none opposing and none abstaining.

                              /s/ Homer O. Cole III, President


                              /s/ Cynthia A. Cole, Secretary

STATE OF UTAH            )
                         )  ss
COUNTY OF SALT LAKE      )

          On the 28th day of January, 1999, Homer O. Cole III, duly acknowledged to me that he is the President of Pandora's Golden Box, and that he is authorized to and did execute the above instrument.


                              /s/ Sheryl Ross
                              NOTARY PUBLIC
(Notary Seal)

STATE OF OKLAHOMA              )
                         )  ss
COUNTY OF OKLAHOMA            )

          On the 29th day of January, 1999, personally appeared before me, a Notary Public, Cynthia A. Cole, who acknowledged that she is the Secretary of Pandora's Golden Box, and that she is authorized to and did execute the above instrument.


                              /s/ Kristin L. Wolf
                              NOTARY PUBLIC

(Notary Seal)